Exhibit 4.36

EXECUTION VERSION

ADDENDUM TO THE CASHFLOW WATERFALL AGREEMENT

between

HARMONY GOLD MINING COMPANY LIMITED

(Registration No. 1950/038232/06)

(in its capacity as Lender and Sponsor)

and

BUSINESS VENTURE INVESTMENTS NO. 1692 PROPRIETARY LIMITED

(Registration No. 2012/041001/07)

and

HISTOPATH PROPRIETARY LIMITED

(Registration No. 2012/082229/07)

and

BUSINESS VENTURE INVESTMENTS NO. 1677 PROPRIETARY LIMITED

(Registration No. 2012/035756/07)

and

BUSINESS VENTURE INVESTMENTS NO. 1687 PROPRIETARY LIMITED

(Registration No. 2012/030646/07)

and

BUSINESS VENTURE INVESTMENTS NO. 1688 PROPRIETARY LIMITED

(Registration No. 2012/030648/07)

WHEREBY THE PARTIES AGREE AS FOLLOWS

1.	INTERPRETATION

1.1.	In this Addendum –

1.1.1.	headings are for convenience only and are not to be used in its interpretation;

1.1.2.	an expression which denotes –

1.1.2.1.	any gender includes the other genders;

1.1.2.2.	a natural person includes a juristic person and vice versa;

1.1.2.3.	the singular includes the plural and vice versa.

1.2.	Save as defined herein capitalised terms and expressions not otherwise defined shall bear the meanings ascribed to them in the Cashflow Waterfall Agreement (as defined below) and the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

1.2.1.	“Addendum” means this addendum to the Cashflow Waterfall Agreement as it may be amended, replaced or novated from time to time;

1.2.2.	“Cashflow Waterfall Agreement” means the Cashflow Waterfall Agreement dated on or about 20 March 2013 between the Parties, setting out the priority of payment obligations of Business Venture Investments No. 1692 Proprietary Limited (Registration No 2012/041001/07), all on the terms and conditions contained therein;

1.2.3.	“Parties” means the parties to this Addendum and includes a reference to their respective lawful successors and permitted assigns and any liquidator, curator, business rescue practitioner (or similar representative) of each of them.

2.	CONFLICT WITH THE CASHFLOW WATERFALL AGREEMENT

If there is any conflict between the provisions of this Addendum and the provisions of the Cashflow Waterfall Agreement at any time, the provisions of this Addendum shall prevail.

3.	AMENDMENTS

The Cashflow Waterfall Agreement is hereby amended, with effect from the date of last signature of this Addendum by the Parties, by:

3.1.	the deletion of the number and words “R18 239 760,00 (eighteen million two hundred and thirty nine thousand seven hundred and sixty Rand) where they appear in clauses 2.2.5.2, 2.2.5.3 and 2.2.5.4 of the Cashflow Waterfall Agreement and the replacement thereof with the number and words R17 807 719,00 (seventeen million eight hundred and seven thousand seven hundred and nineteen Rand)”; and

3.2.	the deletion of the number and words “R97 278 720.00 (ninety seven million two hundred and seventy eight thousand seven hundred and twenty Rand) where they appear in clause 2.2.7 of the Cashflow Waterfall Agreement and the replacement thereof with the number and words R94 974 501,00 (ninety four million nine hundred and seventy four thousand five hundred and one Rand)”.

4.	TRANSACTION DOCUMENT

This Addendum comprises a Finance Document for all purposes under the Cashflow Waterfall Agreement.

5.	RETENTION

Save as expressly contemplated in this Addendum the Cashflow Waterfall Agreement shall remain unamended and, subject to its terms, of full force and effect.

6.	EXECUTION IN COUNTERPARTS

This Addendum may be executed in one or more counterparts all of which, when read together, shall comprise one and the same instrument. A facsimile copy of this Addendum shall comprise a valid counterpart for the purpose of this provision.

7.	WHOLE AGREEMENT

This Addendum comprises a written amendment to the Cashflow Waterfall Agreement within the contemplation of clause 11.2 thereof. This Addendum constitutes the whole agreement between the Parties relating to the subject matter hereof.

Signed for and on behalf of:

Harmony Gold Mining Company Limited

/s/

Name: Frank Abbott

Title: Director

Date: 24 may 2013

Signed for and on behalf of:

Business Venture Investments No. 1692 Proprietary Limited

/s/

Name: Frank Abbott

Title: Director

Date: 24 May 2013

Signed for and on behalf of:

Histopath Proprietary Limited

/s/

Name: Sipho Tsotsi

Title: Director

Date: 24 may 2013

Signed for and on behalf of:

Business Venture Investments No. 1677 Proprietary Limited

/s/

Name: M. Matjila

Title: Director

Date: 23 May 2013

Signed for and on behalf of:

Business Venture Investments No. 1687 Proprietary Limited

/s/

Name: L. Nengovhela

Title: Chief Executive Officer

Date: 27 May 2013

Signed for and on behalf of:

Business Venture Investments No. 1688 Proprietary Limited

/s/

Name: M.M. Mokuena

Title: Chair (Trustee)

Date: 28 May 2013